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                                                                    EXHIBIT (11)


                             SONOCO PRODUCTS COMPANY
                  COMPUTATION OF EARNINGS PER SHARE (UNAUDITED)
                    (Dollars in thousands, except per share)


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                                                                  Three Months Ended                      Nine Months Ended
                                                          --------------------------------         -------------------------------
                                                          September 29,        October 1,          September 29,       October 1,
                                                             1996                1995                   1996               1995
                                                          -----------          -----------         ------------        -----------
Primary earnings
Net income available to common shareholders               $    38,073          $    38,699          $   124,194        $   116,467
                                                          ===========          ===========          ===========        ===========

Weighted average number
    of common shares outstanding                           90,959,645           91,148,586           90,959,645         91,148,586

Assuming exercise of options
   reduced by the number of shares
   which could have been purchased
   (at average price) with
   proceeds from exercise of such
   options                                                  2,072,276            2,155,951            2,072,276          1,740,709
                                                          -----------          -----------          -----------        -----------

Weighted average number of shares
   outstanding as adjusted                                 93,031,921           93,304,537           93,031,921         92,889,295
                                                          ===========          ===========          ===========        ===========

Primary earnings per common share                         $      0.41          $      0.41          $      1.33        $      1.25
                                                          ===========          ===========          ===========        ===========


Assuming full dilution
Net income available to common shareholders               $    38,073          $    38,699          $   124,194        $   116,467

Elimination of preferred dividends                              1,835                1,941                5,717              5,823
                                                          -----------          -----------          -----------        -----------

Fully diluted net income                                  $    39,908          $    40,640          $   129,911        $   122,290
                                                          ===========          ===========          ===========        ===========

Weighted average number of
  common shares outstanding                                90,959,645           91,148,586           90,959,645         91,148,586

Assuming exercise of options reduced by the number
   of shares which could have been purchased (at the
   higher of the end-of-period price or the average)
   with proceeds from exercise of such options              2,072,276            2,342,663            2,072,276          2,342,663

Assuming conversion of preferred stock                      6,296,499            7,155,300            6,296,499          7,155,300
                                                          -----------          -----------          -----------        -----------

Weighted average number of
   shares outstanding as adjusted                          99,328,420          100,646,549           99,328,420        100,646,549
                                                          ===========          ===========          ===========        ===========

Earnings per common share assuming full dilution          $      0.41          $      0.41          $      1.31        $      1.22
                                                          ===========          ===========          ===========        ===========
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